Exhibit 10.45

                               CHRISTOPHER OBSSUTH
                            12-A SOUTH CENTRAL AVENUE
                                RAMSEY, NJ 07446



November 20, 2003

SLS International, Inc.
3119 S. Scenic Ave.
Springfield, Mo. 65807
Attn. John Gott

Re. Consulting Services Agreement

Mr. Gott,

I, Christopher Obssuth, per this agreement, wish to offer my consulting services to SLS International for a period of two years. I am involved extensively in the Entertainment Industry and it is my intention to promote the SLS Company and it's products to our business associates and clients.

For our services I wish to be compensated 7,000 shares of Restricted common stock of SLS International, Inc. (SITI), payable upon signing of this agreement. Please issue my certificate in the following name:

Name  Christopher P. Obssuth                  Social Security #
    -------------------------                                 ------------------


If this agreement is approved by you and your Board of Directors I will begin my services immediately after the receipt of the stock certificate.


Sincerely,



------------------------
Christopher Obssuth